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                                                                    Exhibit 23.1






                               CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation in this Form 8-K of Amcast Industrial Corporation and in the Post-Effective Amendment No. 1 to Registration Statement Number 33-2876 on Form S-8 dated November 27, 1987, in Registration Statement Number 33-18690 dated December 21, 1987, in Registration Statement Number 33-28080 on Form S-8 dated April 11, 1989, in Registration Statement Number 33-28084 on Form S-8 dated April 11, 1989, in Registration Statement Number 33-38176 on Form S-8 dated December 20, 1990, in Registration Statement Number 33-28075 on Form S-3 dated April 11, 1989, in Registration Statement Number 33-61290 on Form S-8 dated April 19, 1993 and in Registration Statement Number 333-00133 on Form S-8 January 10, 1996 of Amcast Industrial Corporation, of our report darted October 20, 1997 with respect to the consolidated financial statements of Speedline S.p.A. included in this Form 8-K.




RECONTA ERNST & YOUNG S.P.A.


Padua, Italy
October 20, 1997






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